Exhibit 1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of April 28, 2014 by and among the signatories hereto. The undersigned hereby agree that (i) the Statement on Schedule 13D with respect to the shares of common stock, no par value per share, of Lincoln Educational Services Corporation, a New Jersey corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and (ii) this Joint Filing Agreement be included as an exhibit to such Statement on Schedule 13D.

Dated: April 28, 2014

HEARTLAND ADVISORS, INC.

By: /s/ Paul T. Beste
Name: Paul T. Beste
Title: Director, Chief Operating Officer & Secretary

WILLIAM J. NASGOVITZ

By: /s/ Vinita K. Paul
Name: Vinita K. Paul
Title: Attorney in Fact for William J. Nasgovitz
(Pursuant to Power of Attorney Filed Herewith)

/s/ Charles M. Gillman

CHARLES M. GILLMAN

/s/ Kenneth H. Shubin Stein

KENNETH H. SHUBIN STEIN, M.D., CFA